PRESS RELEASE

Nephros Announces Acquisition of Biocon

Adds Growing Water Filtration Business in Food Service, Hospitality, and Industrial Markets

Expands Water Filter Product Portfolio

SOUTH ORANGE, NJ, January 2, 2019 – Nephros, Inc. (OTCQB: NEPH) (“Nephros”), a commercial stage company that develops and sells high performance liquid purification ultrafilters, today announced that it has acquired Biocon 1, LLC and its affiliate Aether Water Systems, LLC (together, “Biocon”), adding a growing water filtration business that targets the food service, hospitality, and commercial markets. The acquisition was completed on December 31, 2018. Greg Lucas, the founder of Biocon and a recognized leader in the hospitality water solutions space, will continue to lead Biocon as President of the new Nephros subsidiary.

“Greg and the Biocon team have developed a broad portfolio of products that perform well in the market. We have been working together since 2015 to manufacture ultrafiltration products that plug-and-play with standard commercial filter manifolds,” said Daron Evans, President and CEO of Nephros. “Over the course of our relationship, we identified a number of synergies that could be enabled by combining our efforts into a single organization. Specifically, we believe we can accelerate Biocon’s growth into its target markets, and also integrate Biocon products into the Nephros portfolio, to provide more complete solutions for our existing customers.”

“Biocon grew its revenue over 85% in 2018 and has tremendous potential to further accelerate growth in the near term,” said Greg Lucas, President of Biocon. “We expect that combining forces with Nephros will enable us to deliver more complete and integrated turnkey solutions to our customers, along with enhanced engineering, research and development, and quality control systems. We also believe we will compete more effectively for national accounts against the large firms that today dominate the water filter systems market. We have worked well with the Nephros team over the last few years and look forward to integrating our businesses.”

Nephros purchased all of the outstanding membership interests of Biocon for a total of up to $3.4 million, subject to earnouts based on Biocon’s net revenue performance in the 2019 and 2020 fiscal years.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters, known as ultrafilters. Nephros ultrafilters are primarily used in hospitals and medical clinics for added protection in retaining bacteria (e.g., Legionella, Pseudomonas), viruses, and endotoxins from water, providing barriers that assist in improving infection control in showers, sinks, and ice machines. Additionally, Nephros ultrafilters are used by dialysis centers for assisting in the added removal of biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and the patients.

For more information about Nephros, please visit its website at www.nephros.com.

About Biocon

Biocon 1, LLC and Aether Water Systems, LLC (together, “Biocon”) are commercial water treatment companies that develop and sell high performance water and air purification systems to food service, hospitality and commercial markets, as well as other air and gas filtration markets. Biocon’s technology and assets are based on engineered innovations that effectively control biofilm, bacteria, scale, and other water related issues.

For more information about Biocon, please visit its website at www.aetherfilters.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the expected synergies from the acquisition of Biocon, the expected growth and integration of the combined businesses, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Contact:

Andy Astor, Chief Financial Officer

Phone: 201-345-0824

Email: andy@nephros.com